EXHIBIT 10.1

Subscription Agreement

THE SECURITIES ARE BEING OFFERED PURSUANT TO SECTION 4(A)(2) OF THE SECURITIES ACT OF 1933 (THE “SECURITIES ACT”) AND RULE 506(b) PROMULGATED THEREUNDER AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OR THE SECURITIES LAWS OF ANY STATE OR ANY OTHER JURISDICTION. THERE ARE FURTHER RESTRICTIONS ON THE TRANSFERABILITY OF THE SECURITIES DESCRIBED HEREIN.

THE PURCHASE OF THE SECURITIES INVOLVES A HIGH DEGREE OF RISK AND SHOULD BE CONSIDERED ONLY BY PERSONS WHO CAN BEAR THE RISK OF THE LOSS OF THEIR ENTIRE INVESTMENT.

The Board of Directors of

Lafayette Energy Corp

Ladies and Gentlemen:

The undersigned subscriber (“Subscriber”) understands that Lafayette Energy Corp, a corporation organized under the laws of Delaware (the “Company”), is offering up to _________________ (___________) shares of its Common Stock, $0.0001 par value per share (the “Securities”) at a price per share of $___________ in a Regulation D, Rule 506(b) offering (the “Offering”). The Subscriber further understands that the Offering is being made pursuant to Section 4(a)(2) of the Securities Act and Rule 506(b) promulgated thereunder without registration of the Securities under the Securities Act of 1933, as amended (the “Securities Act”).

1. Subscription. Subject to the terms and conditions hereof, the Subscriber hereby irrevocably subscribes for the Securities set forth on the signature page hereto for the aggregate consideration set forth on the signature page hereto, which is payable as described in Section 4 hereof. The Subscriber acknowledges that the Securities will be subject to restrictions on transfer as set forth in this subscription agreement (the “Subscription Agreement”).

2. Acceptance of Subscription and Issuance of Securities. It is understood and agreed that the Company shall have the sole right, at its complete discretion, to accept or reject this subscription, in whole or in part, for any reason and that the same shall be deemed to be accepted by the Company only when it is signed by a duly authorized officer or signatory of the Company and delivered to the Subscriber at the Closing referred to in Section 3 hereof. Subscriptions need not be accepted in the order received, and the Securities may be allocated among subscribers.

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3. The Closing. The closing of the purchase and sale of the Securities (the “Closing”) shall take place on such date and at such time and place as the Company may designate by notice to the Subscriber. Upon the Closing, the Subscriber shall receive notice and evidence of the entry of the number of the Securities issued to the Subscriber reflected on the books and records of the Company, which shall bear a notation that the Securities were sold in reliance upon an exemption from registration under the Securities Act.

4. Payment for Securities. Payment for the Securities shall made directly to the Company’s operating bank account from the Subscriber in immediately available funds or other means approved by the Company at least two days prior to the Closing, in the amount as set forth on the signature page hereto.

Bank:

Account Name:         Lafayette Energy Corp

SWIFT Code:

Account Number:

Routing Number:

Bank’s Address:

The Subscriber shall receive notice and evidence of the entry of the number of the Securities owned by Subscriber reflected on the books and records of the Company, which shall bear a notation that the Securities were sold in reliance upon an exemption from registration under the Securities Act.

5. Representations and Warranties of the Company. As of the Closing, the Company represents and warrants that:

a. The Company is duly formed and validly existing under the laws of the State of Delaware, with full power and authority to conduct its business as it is currently being conducted and to own its assets; and has secured any other authorizations, approvals, permits and orders required by law for the conduct by the Company of its business as it is currently being conducted.

b. The Securities have been duly authorized and, when issued, delivered and paid for in the manner set forth in this Subscription Agreement, will be validly issued, fully paid and nonassessable.

c. The execution and delivery by the Company of this Subscription Agreement and the consummation of the transactions contemplated hereby (including the issuance, sale and delivery of the Securities) are within the Company’s powers and have been duly authorized by all necessary corporate action on the part of the Company. Upon full execution hereof, this Subscription Agreement shall constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies and (iii) with respect to provisions relating to indemnification and contribution, as limited by considerations of public policy and by federal or securities, “blue sky” or other similar laws of such jurisdiction (collectively referred to as the “State Securities Laws”).

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d. The Company is authorized to issue 490 million shares of Common Stock, $0.0001 par value per share, and 10 million shares of Preferred Stock, $0.0001 par value per share. As of the consummation of the Offering, (i) a total of fourteen million three hundred fifty thousand (14,350,000) shares of the Company’s Common Stock are issued and outstanding and (ii) no shares of Preferred Stock are issued and outstanding. All of the issued and outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of pre-emptive rights and were issued in full compliance with applicable state and federal securities law and any rights of third parties. Other than as indicated above, there are no outstanding options, warrants, to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exchangeable for, or giving any person any right to subscribe for or acquire, any Common Stock, or contracts, commitments, understandings or arrangements by which the Company is or may become bound to issue additional Common Stock or securities or rights convertible or exchangeable into Common Stock. The issue and sale of the Common Stock in this Offering will not obligate the Company to issue Common Stock or other securities to any person (other than subscribers) and will not result in a right of any securityholder in the Company securities to adjust the exercise, conversion, exchange or reset price under such securities. There are no voting agreements, buy- sell agreements, option or right of first purchase agreements or other agreements of any kind among the Company and any of the security holders of the Company relating to the securities of the Company held by them.

e. There are no actions, suits, proceedings or investigations pending or, to the best of the Company’s knowledge, threatened before any court, administrative agency or other governmental body against the Company which question the validity of this Subscription Agreement or the right of the Company to enter into it, or to consummate the transactions contemplated hereby, or which would reasonably be expected to have a material adverse effect on the Company. The Company is not a party or subject to, and none of its assets is bound by, the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality which would reasonably be expected to have a material adverse effect on the Company.

f. Assuming the accuracy of the Subscriber’s representations and warranties set forth in Section 6 hereof, no order, license, consent, authorization or approval of, or exemption by, or action by or in respect of, or notice to, or filing or registration with, any governmental body, agency or official is required by or with respect to the Company in connection with the execution, delivery and performance by the Company of this Subscription Agreement except (i) for such filings as may be required under Regulation D, Rule 506(b) promulgated under the Securities Act, or under any applicable State Securities Laws, (ii) for such other filings and approvals as have been made or obtained, or (iii) where the failure to obtain any such order, license, consent, authorization, approval or exemption or give any such notice or make any filing or registration would not have a material adverse effect on the ability of the Company to perform its obligations hereunder.

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6. Representations and Warranties of the Subscriber. The Subscriber hereby represents and warrants to and covenants with the Company that:

a. General.

i. The Subscriber has all requisite authority (and in the case of an individual, the capacity) to purchase the Securities, enter into this Subscription Agreement and to perform all the obligations required to be performed by the Subscriber hereunder, and such purchase will not contravene any law, rule or regulation binding on the Subscriber or any investment guideline or restriction applicable to the Subscriber. All actions required to be taken by the Subscriber to authorize the execution, delivery and performance of this Agreement and all transactions contemplated hereby have been duly and properly taken.

ii. The Subscriber, in the case of an individual, is a resident of the state set forth on the signature page hereto, or in the case of a company or corporation, is duly formed and validly existing under the laws of its formation as set forth on the signature page hereto, and is not acquiring the Securities as a nominee or agent or otherwise for any other person.

iii. The Subscriber will comply with all applicable laws and regulations in effect in any jurisdiction in which the Subscriber purchases or sells Securities and obtain any consent, approval or permission required for such purchases or sales under the laws and regulations of any jurisdiction to which the Subscriber is subject or in which the Subscriber makes such purchases or sales, and the Company shall have no responsibility therefor.

iv. If the Subscriber is not a United States person (as defined by Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended), the Subscriber hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Securities or any use of this Subscription Agreement, including (i) the legal requirements within its jurisdiction for the purchase of the Securities, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the Securities. The Subscriber’s subscription and payment for and continued beneficial ownership of the Securities will not violate any applicable securities or other laws of the Subscriber’s jurisdiction.

b. Information Concerning the Company.

i. With respect to information provided by the Company, the Subscriber has relied solely on the information contained in this Subscription Agreement and in the investor presentation provided to the investor by the Company to make the decision to purchase the Securities.

ii. The Subscriber understands and accepts that the purchase of the Securities involves various risks. The Subscriber represents that it is able to bear any and all loss associated with an investment in the Securities.

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iii. The Subscriber confirms that it is not relying and will not rely on any communication (written or oral) of the Company or any of its affiliates, as investment advice or as a recommendation to purchase the Securities. It is understood the Company is not acting nor has it acted as an advisor to the Subscriber in deciding to invest in the Securities. The Subscriber acknowledges that neither the Company, nor any of its affiliates has made any representation regarding the proper characterization of the Securities for purposes of determining the Subscriber’s authority or suitability to invest in the Securities.

iv. The Subscriber is familiar with the business and financial condition and operations of the Company. The Subscriber has had access to such information concerning the Company and the Securities as it deems necessary to enable it to make an informed investment decision concerning the purchase of the Securities.

v. The Subscriber understands that, unless the Subscriber notifies the Company in writing to the contrary at or before the Closing, each of the Subscriber’s representations and warranties contained in this Subscription Agreement will be deemed to have been reaffirmed and confirmed as of the Closing, taking into account all information received by the Subscriber.

vi. The Subscriber acknowledges that the Company has the right in its sole and absolute discretion to abandon this Offering at any time prior to the completion of the Offering. This Subscription Agreement shall thereafter have no force or effect and the Company shall return any previously paid subscription price of the Securities, without interest thereon, to the Subscriber.

vii. The Subscriber understands that no federal or state agency has passed upon the merits or risks of an investment in the Securities or made any finding or determination concerning the fairness or advisability of this investment.

c. No Guaranty. The Subscriber confirms that the Company has not (A) given any guarantee or representation as to the potential success, return, effect or benefit (either legal, regulatory, tax, financial, accounting or otherwise) an of investment in the Securities or (B) made any representation to the Subscriber regarding the legality of an investment in the Securities under applicable legal investment or similar laws or regulations. In deciding to purchase the Securities, the Subscriber is not relying on the advice or recommendations of the Company and the Subscriber has made its own independent decision that the investment in the Securities is suitable and appropriate for the Subscriber.

d. Status of Subscriber. The Subscriber has such knowledge, skill and experience in business, financial and investment matters that the Subscriber is capable of evaluating the merits and risks of an investment in the Securities. With the assistance of the Subscriber’s own professional advisors, to the extent that the Subscriber has deemed appropriate, the Subscriber has made its own legal, tax, accounting and financial evaluation of the merits and risks of an investment in the Securities and the consequences of this Subscription Agreement. The Subscriber has considered the suitability of the Securities as an investment in light of its own circumstances and financial condition and the Subscriber is able to bear the risks associated with an investment in the Securities and its authority to invest in the Securities.

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e. Restrictions on Transfer or Sale of Securities.

i. The Subscriber is acquiring the Securities solely for the Subscriber’s own beneficial account, for investment purposes, and not with a view to, or for resale in connection with, any distribution of the Securities. The Subscriber understands that the Securities have not been registered under the Securities Act or any State Securities Laws by reason of specific exemptions under the provisions thereof which depend in part upon the investment intent of the Subscriber and of the other representations made by the Subscriber in this Subscription Agreement. The Subscriber understands that the Company is relying upon the representations and agreements contained in this Subscription Agreement (and any supplemental information) for the purpose of determining whether this transaction meets the requirements for such exemptions.

ii. Subscriber also understands that the Securities are being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon Subscriber’s representations contained in this Subscription Agreement. Subscriber understands that the Securities are “restricted securities” as that term is defined by Rule 144 under the Securities Act, and that Subscriber may only resell such Securities in a transaction registered under the Securities Act or subject to an available exemption therefrom, and in accordance with any applicable state securities laws. In the event of any such resale, the Company may require an opinion of counsel satisfactory to it. Subscriber acknowledges that any physical certificate representing the Securities may bear a legend to this effect.

f. Illiquidity and Continued Economic Risk. Subscriber acknowledges and agrees that there is no ready public market for the Securities and that there is no guarantee that a market for their resale will ever exist. Subscriber must bear the economic risk of this investment indefinitely and the Company has no obligation to list the Securities on any market or take any steps (including registration under the Securities Act or the Securities Exchange Act of 1934, as amended) with respect to facilitating trading or resale of the Securities. Subscriber acknowledges that Subscriber is able to bear the economic risk of losing Subscriber’s entire investment in the Securities. Subscriber also understands that an investment in the Company involves significant risks and has taken full cognizance of and understands all of the risk factors relating to the purchase of Securities.

g. Accredited Investor Status. Subscriber represents that Subscriber is an “accredited investor” within the meaning of Rule 501 of Regulation D under the Securities Act. Subscriber represents and warrants that the information set forth in the accredited investor questionnaire completed by the Subscriber is true and correct. Subscriber represents that to the extent it has any questions with respect to its status as an accredited investor, or the application of the investment limits, it has sought professional advice. Subscriber has the requisite knowledge and experience in financial and business matters to be capable of evaluating the merits and risks of an investment in the Company. The Subscriber agrees to provide any additional documentation the Company may reasonably request, or as may be required by the securities administrators or regulators of any state or federal authority, to confirm that the Subscriber meets any applicable minimum financial suitability standards. The Subscriber understands and agrees that the Subscriber may be asked or required to provide documentation (“Documentation”) to verify the Subscriber’s accredited investor status. Notwithstanding anything else contained herein or in other materials provided to Subscriber, this Documentation may be retained and reviewed by the Company and copies of the Documentation may be provided to affiliates of the Company. Subscriber understands that the Company may not accept Subscriber’s subscription if Subscriber is not able to provide Documentation acceptable to the Company, or for any other reason.

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h. Shareholder information. Within five days after receipt of a request from the Company, the Subscriber hereby agrees to provide such information with respect to its status as a shareholder (or potential shareholder) and to execute and deliver such documents as may reasonably be necessary to comply with any and all laws and regulations to which the Company is or may become subject. Subscriber further agrees that in the event it transfers any Securities, it will require the transferee of such Securities to agree to provide such information to the Company as a condition of such transfer.

7. Conditions to Obligations of the Subscriber and the Company. The obligations of the Subscriber to purchase and pay for the Securities specified on the signature page hereto and of the Company to sell the Securities are subject to the satisfaction at or prior to the Closing of the following conditions precedent: the representations and warranties of the Company contained in Section 5 hereof and of the Subscriber contained in Section 6 hereof shall be true and correct as of the Closing in all respects with the same effect as though such representations and warranties had been made as of the Closing.

8. Obligations Irrevocable. Following the Closing, the obligations of the Subscriber shall be irrevocable.

9. Legend. The certificates, book entry or other form of notation representing the Securities sold pursuant to this Subscription Agreement will be notated with a legend or designation, which communicates in some manner that the Securities were issued pursuant to Section 4(a)(2) of the Securities Act and Rule 506(b) promulgated thereunder and may only be resold pursuant to an exemption from or compliance with the registration provisions of the Securities Act.

10. Waiver, Amendment. Neither this Subscription Agreement nor any provisions hereof shall be modified, changed, discharged or terminated except by an instrument in writing, signed by the party against whom any waiver, change, discharge or termination is sought.

11. Assignability. Neither this Subscription Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by either the Company or the Subscriber without the prior written consent of the other party.

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12. “Market Stand-Off” Agreement. The Subscriber agrees that the Subscriber shall not sell, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, any Common Stock (or other securities) of the Company held by the Subscriber during the 180-day period following the effective date of the Company’s first firm commitment underwritten public offering of its securities registered under the Securities Act (or such longer period as the underwriters or the Company shall request in order to facilitate compliance with FINRA Rule 2711 or NYSE Member Rule 472 or any successor or similar rule or regulation), provided that all officers and directors of the Company are bound by and have entered into similar agreements. The Subscriber agrees to execute and deliver such other agreements as may be reasonably requested by the Company or the underwriters that are consistent with the Subscriber’s obligations under this Section 12 or that are necessary to give further effect to this Section 12. In addition, if requested by the Company or the representative of the underwriters of securities of the Company, the Subscriber shall provide, within 10 days of such request, such information as may be required by the Company or such representative in connection with the completion of any public offering of the Company’s securities pursuant to a registration statement filed under the Securities Act. The obligations described in this Section 12 shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a transaction on Form S-4 or similar forms that may be promulgated in the future.

13. Governing Law. This Subscription Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflict of law principles thereof. The Parties hereby irrevocably submit to the non exclusive jurisdiction of any State or Federal Court in New York County, New York with respect to any action or proceeding arising out of this Subscription Agreement. Each Party waives any objection it may have now or hereafter to the venue of any suit, action or proceeding in any such court and any claim that any of the foregoing have been brought in an inconvenient forum.

14. Section and Other Headings. The section and other headings contained in this Subscription Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Subscription Agreement.

15. Counterparts. This Subscription Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which together shall be deemed to be one and the same agreement.

16. Notices. All notices and other communications provided for herein shall be in writing and shall be deemed to have been duly given if delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid or email to the following addresses (or such other address as either party shall have specified by notice in writing to the other):

If to the Company:	Lafayette Energy Corp Attn:
If to the Subscriber:	Address specified in accredited investor questionnaire.

17. Binding Effect. The provisions of this Subscription Agreement shall be binding upon and accrue to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns.

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18. Survival. All representations, warranties and covenants contained in this Subscription Agreement shall survive (i) the acceptance of the subscription by the Company, (ii) changes in the transactions, documents and instruments which are not material or which are to the benefit of the Subscriber and (iii) the death or disability of the Subscriber.

19. Notification of Changes. The Subscriber hereby covenants and agrees to notify the Company upon the occurrence of any event prior to the closing of the purchase of the Securities pursuant to this Subscription Agreement, which would cause any representation, warranty, or covenant of the Subscriber contained in this Subscription Agreement to be false or incorrect.

20. Severability. If any term or provision of this Subscription Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Subscription Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction.

[Signature Pages to Follow.]

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IN WITNESS WHEREOF, the Subscriber has executed this Subscription Agreement this day of 2022.

PURCHASER
By:_______________ Name:_____________________

State/Country of Domicile or Formation:

Total Number of Shares of Common Stock Purchased:

Per Share Purchase Price:

Total Purchase Price of Shares Purchased:

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The offer to purchase Securities as set forth above is confirmed and accepted by the Company as to all of the Securities for the subscription amount specified above on the subscriber’s signature page.

Lafayette Energy Corp
By:_______________ Name:_____________________ Title:___________________

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